Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Cybertel Capital Corp. (the "Company")
on Form 10-QSB for the year ending March 31, 2006, as filed with the
Securities and Exchange Commission on the date hereof (the "Report"), I,
James A. Wheeler, CEO, President and director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or
15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the
Company.

Cybertel Capital Corp.

Date: May 22, 2006	By:	/s/ James A. Wheeler

President, CEO and director